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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52


                                CINGULAR WIRELESS
                           LONG TERM COMPENSATION PLAN
                            (As Amended and Restated
                        Effective as of January 1, 2003)


1.0      Purpose.

         The purpose of the Cingular Wireless Long Term Incentive Plan, hereinafter known as the Cingular Wireless Long Term Compensation Plan (the "Plan") is to provide Executives and Non-Executives with long term compensation as set forth in the Plan and subject to additional objectives and requirements that may be determined and set forth by the Administrator. The Plan, originally effective January 1, 2002, is hereby amended and restated in its entirety effective January 1, 2003 as set forth herein.

2.0      Definitions.

         Each term set forth in this Section 2.0 shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

         "Administrator" means the Board, the Compensation Committee, or the Company Administrator, as applicable.

         "Award" means a final award payable under Section 6.0 following approval by the Administrator.

         "BellSouth" means BellSouth Corporation.

         "Beneficiary" means the person designated by an Executive to receive any Award paid following the Executive's death as determined pursuant to Section 8.2.

         "Board " means the Board of Directors of the Cingular Wireless Corporation.

     "Chief Executive Officer" means the Chief Executive Officer of the
Company.

         "Chief Financial Officer" means the Chief Financial Officer of the Company.

     "Chief Operating Officer" means the Chief Operating Officer of the
Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.




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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52



     "Compensation Committee" means a committee of the Board which satisfies the requirement of Section 162(m)(4)(C)(i) of the Code and has responsibility for oversight of the Company's compensation and benefits programs.

         "Company" means Cingular Wireless LLC, a Delaware limited liability company.

         "Company Administrator" means the Chief Executive Officer or a person designated by the Chief Executive Officer 1) to administer the Plan for Executives other than the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and Executives who are direct reports to the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, and 2) to administer the Plan for Non-Executives.

         "Consolidated EBITDA" means consolidated earnings before interest, taxes, depreciation and amortization for the Plan Year for which an Award based on Performance Units is paid, as determined through the audited consolidated statement of income of the Company, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

         "Corporation" means Cingular Wireless Corporation, a Delaware corporation.

     "Covered Employee" means a Participant whom the Compensation Committee deems may be or become a "covered employee," as defined in Section 162(m)(3) of the Code, for any Plan Year that such Award may result in remuneration to the Participant and for which Plan Year such Participant may receive remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code of the Company; provided, however, that the Compensation Committee may determine that a Participant has ceased to be a Covered Employee prior to payment of any Award.

         "Disability" means being eligible for and approved for Long Term Disability benefits under the Company's group long term disability plan for employees.


         "Executive" means any executive of the Company or any Subsidiary who is a member of the executive compensation group under the Company's compensation practices and who is identified by the Administrator as eligible to participate in the Plan.

         "Fair Market Value" shall mean the closing price on the New York Stock Exchange ("NYSE") for Shares on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Administrator. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Administrator may select any other index or measurement to determine the Fair Market Value of the Shares under the Plan.



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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52


         "Grant or Grants" means a grant of Performance Units or SA Units to a Participant from the Administrator pursuant to the provisions of Section 6.0 of the Plan.

         "Non-Executive" means any employee that is not a member of the executive compensation group under the Company's compensation practices.

         "Participant" means any Executive or Non-Executive who is eligible to participate in this Plan as determined by the Administrator.

         "Performance Units" shall mean cash units awarded to Participants pursuant to this Plan.

         "Plan" means this Cingular Wireless Long Term Incentive Plan, as amended from time to time.

         "Plan Year" means the calendar year.

         "Retirement" means the termination of employment for reasons other than Death or Disability, on or after the date on which (1) the Participant is first eligible, upon termination employment, for retiree health coverage in accordance with the terms of the Company's health plan (or the health plans of SBC or BellSouth with respect to certain Participants who transferred from BellSouth and SBC to Cingular as part of the formation of Cingular and met certain age and service requirements at the time of their contribution to Cingular and whose retire health coverage will be provided by either BellSouth or SBC) all as determined by the Company's health plan and the Administrator, in its sole discretion or (2) the Participant is eligible to retire under any other guidelines established by the Administrator.

         "SA Units" or "Stock Appreciation Units" shall mean the stock appreciation units granted to Participants pursuant to Section 6.2 of the Plan.

         "SA Unit Exercise Date" means the date on which exercise of a SA Unit occurs under the Plan.

         "SA Unit Exercise Price" means the Fair Market Value of a Share on the SA Unit Exercise Date.

         "SA Unit Grant Date" means the date on which a SA Unit is granted to a Participant under the Plan.

         "SA Unit Grant Price" means the Fair Market Value of a Share on the SA Unit Grant Date.

         "SBC" means SBC Communications, Inc.


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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52



         "Shares" means shares of common stock of BellSouth or SBC, as applicable, under Section 6.2 of the Plan. When granting SA Units, the Administrator, in its discretion, shall determine the percentage of each SA Unit that is attributable to BellSouth Shares and SBC Shares, respectively.

         "Subsidiary" means any corporation, joint venture or partnership in which the Cingular Wireless owns directly or indirectly (i) with respect to a corporation, stock possessing at least ten percent ( 10% ) of the total combined voting power of all classes of stock in the corporation, or (ii) in the case of a joint venture or partnership, a ten percent ( 10% ) or more interest in the capital or profits of such joint venture or partnership.

3.0      Effective Date.

         The Plan was originally effective beginning for Awards granted for the 2002 Plan Year. The Plan is hereby amended and restated as set forth herein effective January 1, 2003 and shall remain in effect until terminated by the Board.

4.0      Administration.

         This Plan shall be administered by the Board or Compensation Committee, as applicable, for the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and any Executive who is a direct report to the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer. The Plan shall be administered by the Company Administrator for all other Executives and Non-Executives. The Administrator shall (a) determine who is an eligible Participant under the Plan, (b) determine the number of Grants made under the Plan to each Participant, (c) determine the Performance Goals (as defined in Section 6.1(d) for determining Awards, (d) determine the terms and conditions of all Grants under the Plan, (e) determine the Fair Market Value of Shares, (f) approve and provide for payment for all Awards, (g) interpret the Plan, and (h) make all other decisions relating to the operation of the Plan. The Administrator's actions and determinations under the Plan shall be completely at its sole, absolute and final discretion, and all such actions and determinations shall be final and binding on all persons. No Administrator shall be personally liable for any action, determination, or interpretation with respect to the Plan or Awards. All Administrators shall be protected and indemnified by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation. The Administrator may adopt such regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan.

5.0      Eligibility.

         Executives and Non-Executives shall be eligible for Awards under this Plan. Executives are not rendered ineligible by reason of being a member of the Board. The Administrator may establish such additional rules for eligibility as it determines are appropriate. The actual payment of an Award to any eligible Participant shall be at the discretion of the Administrator as provided in Sections 4.0, 6.3 and related sections of the Plan.


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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52



6.0      Grants and Payment of Awards

6.1      Performance Units

(a) Grants of Performance Units. Subject to the terms of the Plan, Performance Units may be granted to Participants at any time and from time, as determined by the Administrator. The Administrator shall have complete discretion in determining the number of Performance Units granted to each Participant and the conditions for the receipt of an Award based on a Grant of Performance Units.

(b) Value of Performance Units. A Performance Unit shall be equal in value to a fixed dollar amount determined by the Administrator.

(c) Performance Period. The Performance Period for Performance Units is the period over which the Performance Goals are measured. The Performance Period shall be set by the Administrator for each Grant; however, in no event shall a Grant have a Performance Period of less than two Plan Years.

(d) Performance Goals. For each Grant of Performance Units, the Administrator shall establish performance objectives ("Performance Goals") for determining whether Awards based on Performance Units are payable. Performance Goals shall include payout tables, formula or other any other standards determined by the Plan Administrator, in its sole discretion, to be used in determining the extent to which the Performance Goals are met and Awards are payable.

(e) Awards Based on Performance Units. The amount of any Award to be paid to an eligible Participant shall be determined by the Administrator in its discretion as set forth in Section 4.0 based on the attainment of Performance Goals, subject only to the limits of Section 6.1(f). Awards shall be based on and payable for a Performance Period. All Awards for a Performance Period determined by the Administrator under this Section 6.1 shall be paid by the Company and its Subsidiaries in cash as soon as is practicable following Administrator certification as provided in Section 6.1(f). Except as otherwise determined by the Administrator, a Participant must be actively employed by the Company on the last day of the last Plan Year of any Performance Period and on the date of payment of any Award as a condition precedent to the receipt of any Award. Participants not meeting this requirement will be considered to have not met the requirements for receipt of the Award and shall not be paid such Award. Notwithstanding this condition and requirement, Participants who do not meet this condition due to Death, Retirement or Disability, shall be entitled to the receipt of a pro-rated payment for the Performance Period. No other partial or pro-rated payments are permitted under the Plan. In the event of the Participant's death, any Award payable shall be made to the Participant's Beneficiary, as governed by Section 7.2. The Administrator shall have the sole discretion to determine the date on which payments are made.

(f) Application of Section 162(m) to Performance Units.


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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52



(1) In the event that the Company becomes subject to the requirements of Section 162(m) of the Code, Awards payable to Covered Employees after such time shall constitute "qualified performance-based compensation" and shall be subject to the achievement of an overall performance goal based on Consolidated EBITDA in order that payments are deductible under Section 162(m) of the Code.

(2) In the event the Company becomes subject to the provisions of Section 162(m) of the Code, Awards payable after such time to Covered Employees shall only be payable under this Plan for a Plan Year if the Company has positive Consolidated EBITDA for the Plan Year. Furthermore, the maximum award that may be payable under this Plan for a Plan Year (i) to a Covered Employee who is the Chief Executive Officer for any part of the Plan Year, and (ii) to each other Covered Employee will be (i) 0.5% and (ii) 0.3%, respectively, of Consolidated EBITDA for the Plan Year. This resulting amount for any Plan Year shall be the limit established for purposes of Section 162(m) of the Code, and the actual amount paid to any Executive shall only be that amount, if any, determined by the Administrator under Sections 6.1 and related sections of the Plan.

(3) In the event that Awards payable to any Covered Employee become subject to the limitations of Section 6.1(f)(2) above, the Compensation Committee shall determine the maximum amounts that may be paid under Section 6.1(f)(2) for the Plan Year to any Covered Employee and shall certify that any Awards determined under Section 6.1 are within such limits.

(g) Deferral of Awards Based on Performance Units. Payments may be subject to deferral under any deferral plan established by the Company for this purpose, provided that in the event Section 162(m) is applicable, any additional amounts credited to any Covered Employee under any such deferral plan or program during the period of deferral shall be determined based either on a reasonable rate of interest or on a specific investment or deemed investment, including Company stock, as may be determined by the Compensation Committee within the limits of the regulations under Section 162(m) of the Code.

6.2      Stock Appreciation Units

(a) Grants of Stock Appreciation Units. Subject to the terms of the Plan, Stock Appreciation Units may be granted to Participants at any time and from time to time, as determined by the Administrator. The Administrator shall have complete discretion in determining the number of SA Units awarded to each Participant.

(b) Vesting of SA Units. Participants shall vest in SA Units according to the vesting schedule adopted by the Administrator. In the event of a Participant's Death, Retirement or Disability, all outstanding SA Units shall become fully vested.

(c) Exercise of SA Units. Subject to subsection (d) below, SA Units, once vested, shall be exercisable over the period established by the Administrator, which period shall not exceed (10) years from the date the SA Units are granted.

(d) Lapse of SA Units.


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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52



         (1) Termination of Employment. In the event of his termination of employment with the Company for any reason, a Participant's vested SA Units shall lapse at the end of the three month period following the Participant's termination date or the remaining life of the SA Unit, whichever is earlier. A terminated Participant's unvested options shall lapse on his termination date. Any lapsed SA Units shall be void, without value and unexercisable.

         (2) Termination of Employment Due to Retirement, Death or Disability. Notwithstanding the foregoing subsection, the vested SA Units of Participant who terminates employment with the Company on account of Death, Retirement or Disability shall lapse at the end of the five year period following the Participant's Death, Retirement or Disability or the remaining life of the SA Unit, whichever is earlier.

(e) Payment of Award at Exercise. Upon the exercise and settlement of a SA Unit in accordance with the terms of this Plan and other requirements set forth by the Administrator, the Participant shall receive a payment equal to the excess, if any, of the SA Unit Exercise Price for the number of SA Units being exercised at that time over the SA Unit Grant Price for such SA Units. Such payment shall be made in cash. The Administrator shall have the sole discretion to determine the date on which payments are made.

(f) Transferability During Lifetime. During the lifetime of a Participant to whom SA Units have been granted, only the Participant (or such Participant's legal representative) may exercise such Grant and receive payment of an Award. No Grant of SA Units may be sold, assigned, transferred, exchanged, or otherwise encumbered or made subject to any creditor's process, whether voluntary, involuntary or by operation of law, and any attempt to do shall be of no effect.

(g) Transferability Upon Death. In the event of a Participant's death, all of such person's outstanding SA Unit Grants will transfer to the maximum extent permitted by law to such person's Beneficiary (subject to the provisions of Section 7.2 of the Plan) subject to additional rules and restrictions that may be adopted by the Administrator.

(h) Application of Section 162(m) on SA Units. In the event the Company becomes subject to the provisions of Section 162(m) of the Code, Awards based on SA Units shall constitute "qualified performance based compensation" and the maximum Grant that may be made to a Covered Employee under the Plan for a Plan Year is 750,000 SA Units.

6.3 Complete Discretion. Notwithstanding any other provision in this Plan or related documents, the Administrator shall, at all times, have the sole and complete discretion to determine whether any Awards are to be paid under the Plan, the amount of any such Awards and the recipient of any such Awards.

7.0 Miscellaneous Administrative Provisions.


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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52



7.1. Amendment and Termination. The Administrator shall have the unilateral right to amend, modify, suspend or terminate the Plan at any time for any reason; provided, that in the event Section 162(m) is applicable, approval by shareholders shall be required as provided in the regulations under Section 162(m) of the Code for any amendment that would have the effect of changing the class of employees eligible for consideration for Awards under Section 5.0, materially changing the definition of Consolidated EBDITA, changing the formula in Sections 6.1(f)(2) and 6.2(h) for determining the maximum amount of Grants or Awards paid to any Executive or changing the provisions of Section 6.1(g) regarding the credit of additional amounts on deferred Awards.

7.2. Beneficiary . A Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her Beneficiary for purposes of the Plan. Each designation shall be on a form prescribed by the Administrator, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Participant. If a Participant dies with no such beneficiary designation in effect, or if the Administrator determines that there is any question about the legal right of the designated beneficiary , such Participant's Beneficiary shall be his or her estate. The Administrator shall set forth additional rules and requirements regarding the rights of Beneficiaries to receive payment of an Award or exercise a vested SA Unit following the Participant's death.

7.3. No Right to Awards. No person shall have any claim to receive a Grant or to be paid an Award under the Plan and there is no obligation for uniformity of treatment of eligible Participants under the Plan. The selection of a Participant to receive Grants or be paid Awards and the amount and payment of Awards rests completely in the absolute and final discretion of the Administrator. The Administrator's discretion is limited only by the maximum amount of a Grant or Award that it may pay as provided in Sections 6.1(f)(2) and 6.2(h), if applicable. Neither the existence of this maximum, nor any prior practice by the Administrator as to the payment or amount of awards, creates an obligation by the Committee to pay any award for any Plan Year or to pay an award equal to the maximum or any other amount

7.4 No Right to Employment/Continued Service or Awards. The making of a Grant or payment of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Grants and Awards and the Administrator's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

7.5. No Funding. This Plan shall be unfunded and no assets of the Company or a Subsidiary shall be segregated for the purpose of paying any Awards.


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EXHIBITS - Cingular Wireless Long-Term Compensation Plan

                                                                   EXHIBIT 10.52


7.6. Taxes or Deductions. The Company or any Subsidiary shall withhold from any payment under the Plan such taxes as it deems are sufficient to cover any withholding taxes that may become required with respect to such payment. The Company or any Subsidiary shall have the right to require the payment to it of any such taxes and require that any person furnish information deemed necessary by such company to meet any tax reporting obligation before making any payment under the Plan. The Company shall also withhold any other authorized or required amounts or deductions.

7.7 Other Incentive Plans. Nothing in this Plan shall prevent the Company and its subsidiaries from maintaining other incentive compensation plans providing for the payment of incentive awards to employees, provided that the requirements of Section 162(m), if applicable, are met by the Company in the administration and operation of such other plans.

7.8 Company Benefit Plans. The terms of the Company's benefit plans shall determine whether Awards are included as compensation or earnings under the particular benefit plan.

7.9 Governing Law and Venue. This Plan and all related documents shall be governed by the laws of the State of Georgia, without regard to the conflict of laws provisions thereof (except to the extent provisions of federal law may be applicable). Acceptance of a Grant shall be deemed to constitute consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to such Grant or a corresponding Award, including the enforcement of any rights under this Plan or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.